Exhibit 99.1

CONTACTS:
For Genzyme                                          For BioMarin
Sally Curley (investors)                             Joshua Grass (investors)
(617) 591-7140                                       (415) 884-6777

Dan Quinn (media)                                    Fredda Malkoff (media)
(617) 591-5849                                       Feinstein Kean Healthcare
                                                     (617) 577-8110

For Immediate Release
October 28, 2002


             BioMarin and Genzyme Announce FDA Panel Meeting for Aldurazyme

     Novato, Calif. and Cambridge, Mass. - BioMarin Pharmaceutical Inc. (Nasdaq and Swiss SWX New Market: BMRN) and Genzyme General (Nasdaq: GENZ) today announced that the U.S. Food and Drug Administration (FDA) has advised the companies that their biologics license application for Aldurazyme(TM) (laronidase) will be reviewed by the FDA's Endocrinologic and Metabolic Drugs Advisory Committee on January 15, 2003. Genzyme also announced today that the same panel will review its application to market Fabrazyme(TM) (agalsidase beta) for the treatment of Fabry disease on January 13.

     Aldurazyme is an investigational enzyme replacement therapy for patients with mucopolysaccharidosis I (MPS I). A Marketing Authorization Application
(MAA) for Aldurazyme is under review at the European Agency for the Evaluation of Medicinal Products (EMEA); the companies expect a response from EMEA in the first half of 2003.

About MPS I

     MPS I is a progressive, debilitating and fatal genetic disease caused by a deficiency of the enzyme alpha-L-iduronidase. This deficiency leads to the accumulation of complex carbohydrates in the lysosomes of cells, leading to the progressive dysfunction of cellular, tissue and organ systems. Resulting manifestations, which span a spectrum of severity, can include impaired cardiac and pulmonary function, delayed physical development, skeletal and joint deformities, reduced endurance, and in some cases, delayed mental function. A majority of patients die before adulthood from complications of the disease.

     BioMarin and Genzyme formed a joint venture in 1998 to develop and commercialize Aldurazyme worldwide. Under the terms of the joint venture, if approved for commercial sale, BioMarin will manufacture Aldurazyme and Genzyme will have responsibility for the commercialization of the product. The companies have obtained Orphan Drug designation and Fast Track status for Aldurazyme for the treatment of MPS I from the FDA and orphan medicinal product designation from the EMEA.

     Genzyme General develops and markets therapeutic products and diagnostic products and services. Genzyme General has five therapeutic products on the market and a strong pipeline of therapeutic products in development focused on the treatment of genetic diseases and other chronic debilitating disorders with well-defined patient populations. Genzyme General is a division of Genzyme Corp.

     BioMarin    Pharmaceutical    specializes    in   the    development    and
commercialization   of   therapeutic   enzyme   products   to   treat   serious,
life-threatening diseases and conditions.

Genzyme is a registered trademark of Genzyme Corporation. Aldurazyme(TM) is a trademark of BioMarin/Genzyme LLC. All rights reserved.

                                     # # #

This press release contains forward-looking statements, including without limitation statements about: decisions by the FDA and the EMEA and the expected timing thereof; the potential approval of Aldurazyme for commercial sale; and commercialization plans for Aldurazyme. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the content and timing of decisions made by the FDA and the EMEA regarding regulatory submissions for Aldurazyme; the ability to manufacture sufficient quantities of product for commercialization activities and to do so in a timely manner; and the continued funding of the joint venture between Genzyme and BioMarin; and the risks and uncertainties described in reports filed by Genzyme and BioMarin with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation the factors contained under the caption "Factors Affecting Future Operating Results" in Exhibit 99.2 to Genzyme Corporation's 2001 Annual Report on Form 10-K. Genzyme General Division common stock is a series of common stock of Genzyme Corporation. Therefore, holders of Genzyme General Division common stock are subject to all of the risks and uncertainties described in the those reports. Genzyme and BioMarin caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and Genzyme and BioMarin undertake no obligation to update or revise the statements.

Genzyme's  press  releases  and  other  company  information  are  available  at
www.genzyme.com and by calling Genzyme's investor information line at 1-800-905-4369 within the United States or 1-703-797-1866 outside the United States.

BioMarin's press releases and other company  information are available online at
http://www.biomarinpharm.com.   Information   on   BioMarin's   website  is  not
incorporated by reference into this press release.